Exhibit 99.1

FOR IMMEDIATE RELEASE
February 24, 2006
CONTACT:  Jerry L. Calvert
(864) 594-5690 (Work)
(864) 590-8858 (Cell)

First National Bank of the South Expands Charleston Market Presence with Loan Production Office on Daniel Island -

Spartanburg, SC, February 24, 2006 –First National Bank of the South announced today that it will open a loan production office on Daniel Island on Monday, February 27, 2006.   The office is located near the Family Circle Cup Stadium on Seven Farms Drive.

Bob Whittemore, Regional Lending Manager for First National, will manage the Spartanburg-based bank’s Daniel Island office.  The Daniel Island office will offer commercial lending services, as well as residential mortgage services, to builders, developers and home buyers.

Jerry L. Calvert, President and CEO, said, “We are excited to expand our presence in the fast-growing Charleston market from our existing branch office in Mt. Pleasant.  Bob and his team will help us leverage our current base of operations in this market led by Rudy Gill, Charleston Market President for First National.”

Mr. Calvert continued, “Rudy and Bob are two seasoned bankers whose combined years of experience make them excellent leaders for this exciting market.  As we open the Daniel Island loan production office, we are taking another step in the expansion of our full-service bank offerings in the Charleston area.  We continue to follow our strategic plan for growth and expansion in this market, in addition to our efforts in Spartanburg, Columbia and Greenville.”

The new Daniel Island loan production office is located at 260 Seven Farms Drive, Suite B.  Bob and his staff can be reached at this location by calling (843) 216-7848 or (803) 622-2667.  Rudy and his staff can be reached at the Mt. Pleasant branch located at 651 Johnnie Dodds Boulevard or by calling (843) 971-6977.

First National Bank of the South is a wholly-owned subsidiary of First National Bancshares, Inc. (Nasdaq:  FNSC), a bank holding company based in Spartanburg, South Carolina. It was incorporated in 1999 to conduct general banking business through its bank subsidiary.  First National’s stock price closed at $19.00 per share on February 23, 2006.

First National Bank of the South provides a wide range of financial services to consumer and commercial customers through two divisions.  The banking division operates four full-service offices, three in Spartanburg County and one in Mount Pleasant, as well as loan production offices in Columbia and Greenville, South Carolina.  First National has also filed an application with the Office of the Comptroller of the Currency to obtain regulatory approval to open its fifth full-service branch and Greenville market headquarters at 3401 Pelham Road in Greenville, South Carolina.

The Greenville loan production office also houses the small business lending division.  This division operates under the name First National Business Capital and provides small business lending services to customers in the Carolinas and Georgia.  First National also offers trust and investment management services to its customers through an alliance with Colonial Trust Company which has offices in Spartanburg and Greenville. Additional information about First National is available from its media room at http://firstnational-online.mediaroom.com.

Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future growth and expectations, as well as any other statements that are not historical facts and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected non-interest expenses or excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  For a more detailed description of factors that could cause or contribute to such differences, please see First National’s filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. First National undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.